Exhibit 10.9

UNSECURED PROMISSORY NOTE
$8,000,000.00    June 2, 2016
Superior Silica Sands LLC, a Texas limited liability company (the “Company”), for value received, hereby promises to pay to the order of Trinity Industries Leasing Company, a Delaware corporation, its successors and permitted assigns (the “Holder”), the principal sum of Eight Million and No/100 dollars ($8,000,000.00) or such lesser amount as shall equal the unpaid aggregate balance of the Delivery Deferral Fee (as defined below), together with interest thereon at the rate per annum described below, in lawful money of the United States of America and in immediately available funds, on or before the Maturity Date (as defined below).
1.The Delivery Deferral Fee. In consideration of the promises and covenants contained in (a) that certain Railroad Car Lease Agreement dated September 5, 2013, Riders One (1) through Five (5), Eight (8) through Twenty-One (21), and Twenty-Three (23) through Thirty-Four (34) thereto, and any future Riders attached to the Railroad Car Lease Agreement, in each case as amended (collectively, the “Lease Documents”) and (b) that certain Omnibus Agreement dated as of the date hereof between Emerge (as defined below) and the Holder (the “Omnibus Agreement”) this Note evidences the Company’s agreement to pay a delivery deferral fee to the Holder in the aggregate principal amount of Eight Million and No/100 dollars ($8,000,000.00) (as such principal amount may be increased pursuant to Section 2.1 hereof, the “Delivery Deferral Fee”).
2.
    Terms of this Note.
2.1
    Interest. Interest shall accrue on the then outstanding principal balance of this Note at the rate of 10% per annum (the “Base Rate”). Interest on this Note shall be due and payable in arrears in cash on each Interest Payment Date applicable thereto; provided, however, that, with respect to any Interest Payment Date, if Consolidated EBITDA (as defined in the Credit Agreement for this purpose) is not at least $40,000,000 for the period of four consecutive fiscal quarters ending immediately prior to such Interest Payment Date for which financial statements of Emerge have been publicly filed, interest shall not be payable in cash, but instead shall be added to the aggregate principal balance of this Note (and, for avoidance of doubt, capitalized interest added to the aggregate principal balance of this Note shall thereafter accrue interest as provided herein); provided further, however, that, if the principal of this Note is prepaid, in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid shall be due and payable on the date of such prepayment. Interest will accrue from and including the period commencing on the date of this Note and will be computed on a per annum basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) elapsed, unless such computation would exceed the maximum rate of nonusurious interest allowed by law as of the date hereof, in which case such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). As used herein, “Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date, “Credit Agreement” means the Amended and Restated Revolving Credit and Security Agreement dated as of June 27, 2014 among Emerge and certain of its subsidiaries, as borrowers, the lenders party thereto and PNC Bank, National Association, as administrative agent and collateral agent, as amended, supplemented, modified, refinanced or replaced from time to time; provided, however, that, in the event the Credit Agreement is terminated, and not replaced or refinanced, for any reason after the date hereof, or the Credit Agreement is amended, supplemented, modified, replaced or refinanced and thereafter does not use the term Consolidated EBITDA, or a functionally equivalent term, for any reason, the term Consolidated EBITDA shall have the meaning assigned to such term in the Credit Agreement as of the day immediately prior to the date it is so amended, supplemented, modified, terminated, replaced or refinanced, and “Note Obligations” means all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy of the Company), fees, charges, expenses, reasonable counsel fees and any other sum chargeable to the Company pursuant to the terms of this Note.
2.2
    Principal. The principal balance of this Note will be due and payable in immediately available funds in its entirety on June 2, 2020 (the “Maturity Date”). Principal amounts repaid under this Note may not be reborrowed.
2.3
    Payments. All payments on or in respect of this Note, including principal and interest, will be made in in United States dollars, by wire transfer of immediately available funds to the Holder’s account as directed below or, at the option of the Holder, in such manner and at such other place in the United States as the Holder shall have designated to the Company in writing pursuant to the provisions of this Note.
Credit Bank:    Wilmington Trust Company
City, State:    Wilmington, DE
ABA# of Credit Bank:    ###-###-###
Name of Account:    Trinity Industry Leasing
Account #:    ####-####
Reference:    Emerge
2.4
    Conformance with Laws. It is the intention of the parties hereto that the Holder shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Holder under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Holder notwithstanding the other provisions of this Note), then, in that event, notwithstanding anything to the contrary in this Note or any agreement entered into in connection with or as security for this Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Holder that is contracted for, taken, reserved, charged or received by the Holder under this Note or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Holder on the principal amount of the Delivery Deferral Fee (or, to the extent that the principal amount of the Delivery Deferral Fee shall have been or would thereby be paid in full, refunded by the Holder to the Company); and (b) in the event that the maturity of this Note is accelerated by reason of an election of the Holder or automatically by reason of the occurrence of any Event of Default under this Note, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically by the Holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Holder on the principal amount of the Delivery Deferral Fee (or, to the extent that the principal amount of the Delivery Deferral Fee shall have been or would thereby be paid in full, refunded by the Holder to the Company). All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of sums due hereunder that constitute interest under applicable law shall, to the extent permitted by law applicable to the Holder, be amortized, prorated, allocated and spread throughout the stated term of the Delivery Deferral Fee until payment in full so that the rate or amount of interest on account of the Delivery Deferral Fee hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate applicable to the Holder pursuant to this Section 2.4 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate applicable to the Holder, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Holder until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to this Section 2.4. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to the Holder, the Holder elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Company’s obligations hereunder. As used herein, “Highest Lawful Rate” shall mean, with respect to the Holder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note under laws applicable to the Holder which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof. The Loans are not primarily for personal, family or household use.
2.5
    Prepayment. This Note may be prepaid by the Company, in whole or in part, at any time hereafter without premium or penalty. Any prepayment will be applied first against accrued and unpaid expenses owing under this Note (if any), then against accrued and unpaid interest then payable pursuant to the provisions of this Note, and then against unpaid principal.
2.6
    Waivers. The Company waives diligence, presentment, demand, protest, notice of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or of any other right in that or any subsequent instance.
2.7
    Unsecured. This Note is unsecured.
3.
    Events of Default and Remedies.
3.1
    Events of Default. An “Event of Default” will exist if any of the following occurs and is continuing:
(a)
    the Company fails to make any payment of principal or interest on this Note or on any other Note Obligation, when and as such principal and interest or other Note Obligation becomes due and payable, in each case whether by acceleration or otherwise;
(b)
    (i) the Company shall breach or otherwise fail to perform or observe in any respect any other obligation, covenant or agreement set forth in this Note and such default shall continue for a period of ten (10) days after the earlier of the date the Company first obtains knowledge of such default or the Holder gives written notice thereof to the Company, or (ii) the Company or Emerge shall breach or otherwise fail to perform or observe in any respect any obligation, covenant or agreement set forth in any other Related Document (as defined below) and such breach or failure under such other Related Document shall continue beyond any applicable cure period in such Related Document or, if no cure period is specified, for a period of more than ten (10) days after the earlier of the date the Company or Emerge, first obtains knowledge of such default or the Holder gives written notice thereof to the Company;
(c)
    any representation or warranty of any party (other than the Holder) contained in any Related Document or in any document required to be furnished to the Holder pursuant to such Related Document is false or misleading in any material respect on the date made or furnished;
(d)
    there shall occur any Change of Control;
(e)
    the Borrowers (as defined in the Credit Agreement) shall (i) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Credit Agreement, beyond any grace period provided with respect thereto, or (ii) fail to observe or perform any other agreement or condition relating to the Credit Agreement, or any other event occurs, in each case, if such default or other event shall have resulted in the acceleration of the payment of the indebtedness thereunder; provided, however, that, in the event the Credit Agreement is terminated, and not replaced or refinanced, for any reason after the date hereof, it shall be an Event of Default if the Company, Emerge or the GP shall default in the performance of any one or more agreements evidencing indebtedness for borrowed money if the effect of such default is to cause an amount exceeding Eight Million Dollars ($8,000,000) in the aggregate to become due prior to the stated maturity thereof;
(f)
    the Company, Emerge or the GP shall fail to maintain or preserve its existence in its jurisdiction of organization and shall not cure such failure within twenty (20) days after the occurrence thereof;
(g)
    the voluntary commencement of any Insolvency Proceeding (as defined below); or
(h)
    the involuntary commencement of any Insolvency Proceeding if such proceeding is not stayed within 60 days of the commencement thereof.
3.2
    Certain Definitions. As used herein:
(a)
    “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified party.
(b)
    “Business Day” means any day other than a Saturday or Sunday or other day on which banks in Dallas, Texas are authorized or required to be closed.
(c)
    “Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power otherwise to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or otherwise.
(d)
    “Change of Control” shall mean: (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than any Permitted Holder) shall have acquired (i) beneficial ownership of 50% or more on a fully diluted basis of the voting or economic Equity Interests of GP in the aggregate, or (ii) the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of GP; (b) GP shall cease to be the sole general partner of Emerge; (c) Emerge shall cease to beneficially own and control, directly or indirectly, 100%, on a fully diluted basis, of the economic and voting interest in the Equity Interests of the Company; and (d) Emerge sells, leases or otherwise transfers all or substantially all of its assets in any transaction or series of transactions other than the sale of the fuels division of Emerge.
(e)
     “Equity Interests” shall mean, with respect to any Person, any and all capital stock and all rights to purchase, options, warrants, participation or other equivalents of or interest in (regardless of how designated) equity of such capital stock, but excluding debt securities exchangeable for or convertible into capital stock. For purposes of the definition of “Change of Control,” Equity Interests include all of the following rights relating to such Equity Interests, whether arising under the organizational documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its organizational documents as in effect from time to time or under applicable law; (vii) all rights to amend the organizational documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner,” general or limited, or “member” (as applicable) under the applicable organizational documents and/or applicable law; and (ix) all certificates evidencing such Equity Interests, but in any case, excluding debt securities convertible into or exchangeable for Equity Interests.
(f)
    “Emerge” shall mean Emerge Energy Services LP, a Delaware limited partnership.
(g)
    “Exchange Act” shall mean the Securities Exchange Act of 1934.
(h)
     “GP” shall mean Emerge Energy Services GP LLC, a Delaware limited liability company.
(i)
    “Insolvency Proceeding” shall mean any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or any other proceeding, whether voluntary or involuntary, by or against the Company, Emerge or the GP, under any bankruptcy or insolvency law or other similar laws, including any federal or state law relating to the relief of debtors of any jurisdiction, or involving any custodian, liquidator or trustee, whether now or hereafter in effect, and any out-of-court composition, assignment for the benefit of creditors, readjustment of indebtedness, reorganization, extension or other debt arrangement of any kind.
(j)
    “Permitted Holders” shall mean any of Insight Equity I LP, Insight Equity (Tax-Exempt) I LP, Insight Equity (Cayman) I LP, Insight Equity (Affiliated Coinvestors) I LP and/or any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Persons on the date hereof.
(k)
    “Person” shall mean any individual, sole proprietorship, general partnership, corporation, business trust, trust, joint venture, limited liability company, association, joint stock company, bank, unincorporated organization or any other form of entity.
(l)
    “Related Documents” means the Omnibus Agreement, the Lease Documents and all exhibits, schedules to such agreement and documents and the other agreements and documents referred to therein.
3.3
    Remedies.
(a)
    If an Event of Default specified in any of Section 3.1(a) through 3.1(f) has occurred and is continuing, the Holder will have the right to accelerate payment of the entire principal of, and all interest accrued on, this Note and the other Note Obligations, and, upon such acceleration, this Note and the other Note Obligations will thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and the Company will forthwith pay to the Holder the entire outstanding principal of, and interest accrued on, this Note and the other Note Obligations. With respect to an Event of Default under Section 3.1(g) or (h), acceleration will be automatic.
(b)
    Upon the occurrence and during the continuance of an Event of Default interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at the rate of the sum of the Base Rate plus 2% per annum, which interest shall be due and payable upon demand by the Holder.
(c)
    The Company shall pay to the Holder on demand all reasonable attorneys’ fees and other out-of-pocket costs incurred by the Holder during the continuance of an Event of Default in collecting or attempting to collect the amounts due under this Note and the other Note Obligations.
4.
    Miscellaneous.
4.1
    Amendment and Waiver. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Company and the Holder.
4.2
    No Waiver of Noncompliance. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No course of dealing on the part of the Holder or any delay or failure on the part of the Holder to exercise any right will operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers and remedies. Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 4.1.
4.3
    Entire Agreement. THIS NOTE AND THE RELATED DOCUMENTS CONSTITUTE THE ENTIRE FINAL AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES WITH RESPECT TO THIS SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.
4.4
    Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to the other party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested; or (c) one day after transmission if sent by facsimile transmission with confirmation of transmission; or (d) one day after deposit with an overnight delivery service if sent by overnight delivery service, as follows:
If to Holder, addressed to:
Trinity Industries Leasing Company
2525 N. Stemmons Freeway
Dallas, TX 75207
Attention: Legal Department
Phone: 214-631-4420
Fax: 214-589-8824
If to the Company, addressed to:
Emerge Energy Services LP
180 State Street, Suite 225
Southlake, Texas 76092
Attention:    Deborah Deibert
Telephone:    (817) 865-5834
Facsimile:    (817) 488-7739
or to such other place and with such other copies as either party may designate as to itself by written notice to the others in accordance with this Section 4.4.
4.5
    Binding Effects Assignment; Third-Party Beneficiaries. This Note will be binding upon and inure to the benefit of the Company and its successors and permitted assigns, but neither this Note nor any of its rights, interests or obligations under this Note may be assigned by the Company without the prior written consent of the Holder. This Note will be binding upon and inure to the benefit of the Holder and its successors and assigns and may be assigned in in whole or in part with the prior written consent of Emerge and the Company; provided, such consent shall not be unreasonably withheld or delayed, and such consent shall not be conditioned on the payment of cash consideration; provided, further, that no such written consent of Emerge and the Company shall be required if such assignment or transfer is made (i) during the occurrence and continuation of an Event of Default, (ii) to an affiliate or subsidiary of the Holder, or (iii) in connection with the sale, assignment or disposition of all or substantially all of the Holder's rail-related assets or business.
4.6
    Governing Law. THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
4.7
    Waiver of Jury Trial. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
4.8
    Venue. WITH RESPECT TO ANY CLAIM, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE COMPANY HEREBY CONSENTS AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS IN AND FOR DALLAS COUNTY, TEXAS, (B) WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE ASSERTION OF JURISDICTION BY THE COURTS IN AND FOR DALLAS COUNTY, TEXAS, (C) WAIVES ANY CLAIM THAT VENUE IN DALLAS COUNTY, TEXAS IS INAPPROPRIATE FOR ANY REASON, AND (D) WAIVES ANY CLAIM THAT A FORUM IN DALLAS COUNTY, TEXAS IS INCONVENIENT.
4.9
    Headings; Internal References. The article and section headings contained in this Note are solely for reference, and will not affect in any way the meaning or interpretation of this Note. Any references in this Note to an article, section, paragraph, clause or schedule will be deemed to be a reference to the article, section, paragraph, clause or schedule contained in this Note unless expressly stated otherwise. As used in this Note, “including” means “including without limitation,” and “or” is not exclusive.
4.10
    Severability. If any term, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.
4.11
    Lost or Destroyed Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and in case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a replacement Note of like tenor to the Holder in lieu of this Note.
4.12
    Time. Time is of the essence hereof. Upon the occurrence and during the continuance of any Event of Default hereunder, the Holder may exercise all rights and remedies provided for herein or in any Related Documents and by law or equity.
4.13
    Remedies. The remedies of the Holder as provided herein or in any Related Document, or any one or more of them, at law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Holder shall be entitled to exercise all of its remedies against the Company under this Note or any other document without first proceeding against Emerge, the GP or any collateral that secures payment of this Note, if any, or any of the Note Obligations.
4.14
    Indemnification. THE COMPANY SHALL INDEMNIFY AND HOLD THE HOLDER AND ITS AFFILIATES HARMLESS AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT THE HOLDER OR ANY OF ITS AFFILIATES SHALL BE DESIGNATED A PARTY THERETO) WHICH MAY BE INCURRED BY THE HOLDER OR ANY OF ITS AFFILIATES RELATING TO OR ARISING OUT OF (A) ANY EVENT OF DEFAULT UNDER THIS NOTE OR ANY OF THE RELATED DOCUMENTS OR THE ENFORCEMENT BY THE HOLDER OF ITS RIGHTS UNDER THIS NOTE OR ANY OF THE RELATED DOCUMENTS OR (B) ANY EVENT OF DEFAULT UNDER AND AS DEFINED IN THE CREDIT AGREEMENT; PROVIDED THAT THE HOLDER SHALL HAVE NO RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY INDEMNITEE.
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COMPANY: SUPERIOR SILICA SANDS LLC By:/s/ Richard Shearer ________________ Name: Richard Shearer Title: Chief Executive Officer